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                               Amendment No. 1

        This Amendment No. 1, dated May 14, 1993, between World Airways, Inc. a Delaware corporation, and Federal Express Corporation, a Delaware corporation, as successor in interest to the Connecticut National Bank, as lessor.

        WHEREAS, the parties (or their predecessors in interest) are party to a Lease Agreement, dated as of March 30, 1987 (the "Lease"), recorded with the Federal Aviation Authority on __________, 1987 at ________ and desire to amend certain of the terms thereof;

        WHEREAS, terms used herein without definition are used as defined in the Lease.

        NOW, THEREFORE, the parties agree as follows:

        1. Extension. The Lease is hereby extended until July 10, 1994 for one
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Aircraft, a date selected at the Lessee's discretion between July 10 and
August 15, 1994 for one Aircraft and one Spare Engine and a date selected at the Lessee's discretion between September 1 and September 19, 1994 for the third Aircraft and the second Spare Engine (each such date a "Return Date"); provided that the first Spare Engine need not be returned on such schedule if at that time it is undergoing repair or overhaul and instead shall be returned when such repair and/or overhaul are completed. The Lessee shall decide in its sole discretion which Aircraft and which Spare Engine is returned at which Return Date, except that the Aircraft N106WA may not be delivered on the third Return Date. The Lessee shall notify the Lessor at least 90 days before each Return Date as to which Aircraft and, if applicable, which Spare Engine will be returned on such Return Date and, in the case of the second and third Return Date, on precisely what day the Return Date will be.

        2. Stipulated Loss Value. The Stipulated Loss Value for the Aircraft
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during the extension shall continue in the same pattern as set forth on Exhibit
B to the Lease, i.e. the Stipulated Loss Value percentage shall reduce by .09% on each Basic Rent payment date.

        3. Return. Notwithstanding anything to the contrary in the Lease,
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        (a) each cargo loading system (including the net and smoke barrier)
shall be returned with its related Aircraft, but will not be installed on such Aircraft;

        (b) all passenger-related equipment not required for operation of an Aircraft as a freighter shall be removed by the Lessee from each Aircraft prior to its return and shall be retained by the Lessee without any compensation therefore, provided that this clause (b) is contingent on McDonnell Douglas Corporation granting its consent thereto, and the parties agree to diligently attempt to obtain such consent;





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     (c) all returns shall take place anywhere on the route structure of
Federal Express Corporation as selected mutually by the parties hereto, or such other place as the parties mutually agree;

     (d) At the time of their return no more than seven Engines and Spare Engines shall have accumulated more than 900 Cycles per Engine or Spare Engine since its last heavy maintenance visit.

     (e) each Aircraft need not be fresh out of a "C" check at its return, provided that the Lessee shall pay to the Lessor for each of the first and last Aircraft to be returned $300,000 at their return provided that the Lessor shall first withdraw from the "C" check Maintenance Reserve Payments to satisfy this payment obligation, any shortfall shall be paid by the Lessee and any overage remaining from such Reserve Payments shall be paid by the Lessor to the Lessee. In the event Lessee returns an Aircraft with an FAA extension for "C" check, Lessor agrees to accept such Aircraft without any additional compensation or work other than as set forth in this paragraph;

     (f) Sections 12(b)(ii) and 12(d) of the Lease shall be applicable on April 1, 1994 even though no returns are occurring on such date;

     (g) A new Section 12(i) is added as follows:

     "(i) Return of Engines: Off-Wing Maintenance. The Lessee shall pay to the
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Lessor the product of $150.00 and the number of Flight Hours incurred by such
Engine or Spare Engine since April 1, 1994. Such payments shall be made on the 10th day of each month regarding usage during the prior month. Notwithstanding anything in this Lease to the contrary, in the event for any reason any Engine or Spare Engine needs any off-wing repair, maintenance, overhaul, modification (if such modification is required by this Lease) or other work done to it ("Off-Wing Work"), the Lessee shall notify the Lessor thereof as soon as practical and the Lessor shall arrange for such Off-Wing Work to be done as promptly as practical and solely at the expense and risk of the Lessor, including shipping costs. The Lessor shall have no responsibility to replace such Engine or Spare Engine, however, while it is undergoing such Off-Wing Work. The Lessee shall remain solely responsible for any repair, maintenance, overhaul, or modification required by this Lease which can be done while the Engine or Spare Engine is installed on an Aircraft or aircraft."

     (h) No payments shall be due under Section 5(e)(iii) of the Lease on account of Flight Hours or Cycles accumulated after March 31, 1994 and none of the payments previously made under said Section shall be used by the Lessor to perform its obligations under Section 12(i) of the Lease.

     (i) Section 12(c) of the Lease is rewritten as follows: (c) Overhaul-Airframe. In the event that Lessee does not meet the conditions in
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clause (i)(1) of Paragraph (b) of this Article with respect to an Airframe,
Lessee shall pay Lessor the product of $60 multiplied by the number of Flight Hours accumulated by such Airframe over 50% of the allowable Flight Hours between Airframe overhauls, major block maintenance or "D" check, whichever shall
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then apply. Lessor shall satisfy this obligation first by utilizing the
Maintenance Reserve for the Airframe and any shortfall shall be paid by Lessee.

          3. CRAF. (a) The parties acknowledge that Lessee may commit the
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Aircraft to the U.S. Civil Reserve Air Fleet for Stage I, II and III for the
fiscal year ending September 30, 1994 (as such period may be extended at the option of the U.S. Government (the "Government")) (such potential commitment period is known as the "Call-up Period") and therefore agree that, notwithstanding anything to the contrary in the Lease, in the event of a Civil Reserve Fleet Mobilization (a "Mobilization") during the Lease Term, as extended above, during which the Government requires Lessee to provide airlift services which requires the services of an Aircraft, the Lease of such Aircraft shall continue in effect until the later of the scheduled expiration of the Lease, as so extended, or the date such Aircraft is returned by the Government to Lessee. If such Aircraft is returned by the Government to Lessee after the scheduled expiration of the Lease for such Aircraft, Lessee will return such Aircraft to the Lessor in accordance with the terms of the Lease as promptly as practical after such Aircraft is returned by the Government to Lessee.

          (b) In the event that an Aircraft is so required by the Government under its contract with Lessee at any time after the end of the Lease Term for such Aircraft, but not later than the end of the Call-up Period, Lessee shall immediately dispatch notice to the Lessor advising it of the Mobilization and specifying the Aircraft required in order to satisfy the requirements of the Mobilization, and Lessor, subject to causes beyond Lessor's control and without its fault or negligence, shall within 24 hours of receipt of such notice for aircraft called up for CRAF Stages I and II and 48 hours of receipt of such notice for aircraft called up for CRAF Stage III, or such additional time as the Government may permit, position and deliver the specified Aircraft and the required flight crews and material as required by the Government. The Lease to Lessee shall be deemed in effect for the entire call up period for such Aircraft.

          Lessee agrees that, in the event of a Mobilization, it will exercise its best reasonable efforts to utilize other DC-10 aircraft then in its fleet to perform its airlift obligations under its contracts with the Government before requiring Lessor to deliver the Aircraft under this Section 3(b); provided, however, that nothing in this paragraph shall abridge Lessee's right to require Lessor to deliver an Aircraft to it if, as directed by the Government, such Aircraft is required for the performance of airlift services required under Lessee's CRAF contracts.

          The parties agree that they shall from time to time do and perform such other and further acts as may be reasonably requested by the other party in order to carry out and effect the intent and purpose of this Section 3. Lessor will not take any action with respect to the Aircraft during the Call-up Period which would violate the terms of the standard CRAF contract for fiscal year 1994.

          (c) Notwithstanding anything in the Lease to the contrary, no Event of Default shall be deemed to occur during a Mobilization of an Aircraft if such Event of Default cannot be cured by Lessee as a result of such Mobilization, provided that, upon return of such Aircraft by the Government to Lessee, Lessee cures such Event of Default as promptly as practical.


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        (d)  While the Lease is in effect pursuant to Section 3(b), Lessee and
Lessor agree that Lessor shall perform such airlift services as the Government may direct during the Mobilization, and shall adhere to and be bound by the standards, procedures and requirements under Lessee's CRAF contract with the Government and shall perform Lessee's obligations, and have the exclusive right to exercise Lessee's rights, under the Lease (except that (x) Lessor shall cause any public liability insurance carried by it (or any substitute protection pursuant to Section 8(c) of the Lease) to name Lessee as an additional insured and (y) during such reinstatement period Sections 10, 15(c), and 16(a), (k), (l) and (m) shall not apply) and for such purpose
Lessee will permit Lessor to have complete control and possession of the Aircraft subject to the Mobilization. All sums received by Lessee with respect to such Aircraft resulting from its actual Mobilization shall be paid to Lessor promptly after receipt, after deducting therefrom a commission equal to 1.0% of the amounts actually received by Lessee, which commission shall be retained by Lessee. Any failure of Lessor to satisfy Lessee's obligations under the Lease during such call up period shall be deemed excused to the extent Lessor has excused Lessee from such obligations.

        In the event of a Mobilization of an Aircraft pursuant to Section 3(b), the parties agree to negotiate in good faith (i) amendments to this Amendment to effectuate the intent of this Section 3, subject to the requirements of CRAF, (ii) an allocation of the risks covered by Sections 15(a) and (b) of the Lease between Lessee and Lessor in a manner consistent with the other provisions of this Section 3 and (iii) to determine which Sections of the Lease shall not apply during such Mobilization in addition to those specified in the last parenthetical of the preceding paragraph (the references to such Sections not being deemed in any way a presumption that other Sections in the Lease should apply during a Mobilization).

        Lessee agrees to provide to Lessor a copy of its CRAF contracts that relate to the Aircraft promptly after the execution thereof.

        4.  Miscellaneous. Except as amended hereby, the Lease is ratified and
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confirmed in all respects. This Amendment may be signed in any number of counterparts, each of which is an original, but all of which constitute one and the same instrument.
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   IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to have been duly executed and delivered on the date first above written.

                                               World Airways, Inc.


                                               By: /s/
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                                               Title: President

                                               Federal Express Corporation

Approved as to Legal Form:                     By:  /s/
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                                               Title: Vice President
By: KHS
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Date: 5/14/93
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